Exhibit 99.1

Envivio Provides Preliminary Revenue Results for Third Quarter Fiscal 2013

South San Francisco, Calif. – November 13, 2012 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of live and on-demand multi-screen IP video processing and delivery solutions, today announced that it expects revenue for the quarter ending October 31, 2012, to be in the range of $7.0 million – $7.5 million, as compared to its previous guidance of $10 million – $11 million.

“The global slowdown in spending by our service provider customers has persisted, with sales cycles continuing to lengthen,” said Julien Signès, president and CEO, Envivio. “While we remain confident in maintaining our technology leadership and competitive positioning, as well as the long term growth of the multi-screen video processing market, we acknowledge that near-term visibility of demand remains limited. As a result, we are continuing to execute on the measures we discussed last quarter to manage our expenses and are reviewing our sales execution and other aspects of our strategy. We will provide a further update in our full earnings release and related earnings call, scheduled for December 4, 2012.”

The results presented in this press release are estimated and preliminary and, therefore, may change. Envivio intends to release financial results for the third quarter of fiscal 2013 and host a conference call for analysts and investors after the market closes on December 4, 2012. Details for the conference call will be announced prior to that date.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Envivio’s expected revenue results for the third quarter of fiscal 2013, and Envivio’s ability to maintain its technology leadership and competitive positioning, as well as the long term growth of the multi-screen video processing market. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further quarterly financial review procedures, that the revenue results for the third quarter of fiscal 2013 are different than the revenue results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in Envivio’s operating results, Envivio’s ability to develop new and enhanced products in a timely manner, Envivio’s ability to incorporate complex technology without defects or errors, Envivio’s ability to offer high-quality support and services to customers, the loss of a key customer, Envivio’s ability to increase market awareness of its software-based solution and develop and expand its sales channels, the loss of Envivio’s sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Envivio

Envivio (Nasdaq:ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, nine of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702